WF Consulting Ltd.
Suite 3001, 505 6th Street SW
Calgary, Alberta T2P 1X1

July 1, 2022

JAAG Enterprises Ltd.
1716 13 Avenue NW
Calgary, Alberta T2N 1L1

Dear Sirs:

Re: JAAG Enterprises Ltd.

We are pleased to submit our proposal for providing consulting services starting from July 1, 2022. The services to be provided include the following:

- Overseeing administrative functions of the company;
- Handling the company's payables; and
- Co-ordination with various professional parties.

Our monthly fee related to the above services is Cdn$500.00, payable upon receipt of invoice.

Trust you will find the above proposal satisfactory. If there's any question, please do not hesitate to contact the undersigned.

Yours truly,

WF Consulting Ltd.

Accepted by:

JAAG Enterprises Ltd.

Per: ______________________